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                                                                    Exhibit 10.9

                                    AGREEMENT

         This agreement made and entered into by and between Jefferson Federal Savings and Loan Association of Morristown (hereinafter the "ASSOCIATION"), Jefferson Bancshares, M.H.C. (hereinafter "COMPANY") and William W. Bales (hereinafter "BALES")

                                   WITNESSETH:

         The following recitals are deemed necessary as antecedents to this
Agreement:

         1. Effective as of May 26, 1994, the ASSOCIATION, the COMPANY, and BALES entered into Employment Agreement which governed the employment relationship among the parties thereto;

         2. Said employment agreement has been renewed from time to time and still is in effect although the terms as to salary have been modified over the years;

         3. Bales has announced his retirement effective after December 31, 2001;

         4. The parties desire to provide a method for canceling the remainder of the Employment Agreement;

         5. Due to Bales' knowledge of the ASSOCIATION and the COMPANY, their operations, and their customer base, and due further to BALES' reputation as a banker in the trade area of the COMPANY and the ASSOCIATION, the COMPANY and the ASSOCIATION desire to expand and extend the terms of the covenant not to compete contained in BALES' Employment Agreement, and BALES is willing to do so;

         6. The parties desire to formalize their Agreement concerning matters set forth herein;

         Now, therefore, in consideration of the foregoing, and other good and valuable considerations, including those herein set forth, the receipt and sufficiency of which are hereby acknowledged, the following agreement is made:

         1. Effective January 1, 2002, as previously announced, Bales is retiring and resigning as an employee, officer, and director of the COMPANY and the ASSOCIATION, which retirement shall include a termination of all employment agreements, positions as an officer and/or director or as a member of any committee of the ASSOCIATION and/or the COMPANY.


         2. Effective as of the close of business on December 31, 2001, the employment agreement by and among BALES, the ASSOCIATION, and the

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COMPANY shall be canceled and for nothing held, and the relationship by and among BALES, the ASSOCIATION, and the COMPANY shall thereafter be governed by the terms of this Agreement. Accordingly, Bales releases the ASSOCIATION and the COMPANY from all claims arising from or related to said Employment Agreement.

         3. In consideration of the cancellation of BALES' Employment Agreement with the ASSOCIATION and the COMPANY as well as the extension of the covenant not to compete, as hereinafter set forth, the ASSOCIATION and/or the COMPANY shall pay to BALES the sum of $381,000.00 payable in equal monthly installments ($10,583.33 for the months of January through November and $10,583.37 for December) over the next three years, subject to the provisions of paragraph 6 of this agreement. BALES acknowledges that said payments constitute a full and complete satisfaction of all obligations of the ASSOCIATION and/or the COMPANY to BALES under said Employment Agreement, and that said payments also constitute a good and valuable consideration for the extension of the covenant not to compete as herein set forth.

         The parties recognize that from time to time, there may be questions that arise from BALES' work with the ASSOCIATION and/or the COMPANY and that the ASSOCIATION and/or the COMPANY may call upon BALES for assistance related to accounts handled by BALES or responding to information from examiners, auditors, regulators, etc., and BALES agrees to provide such assistance without further charge to the ASSOCIATION and/or the COMPANY.

         4. During the term of this Agreement, BALES agrees not to compete with the ASSOCIATION and/or the COMPANY in the following counties: Hamblen, Grainger, Jefferson, Cocke, Greene, Hawkins, Knox, Claiborne, Hancock, and Sevier. The parties recognize that these counties constitute the areas in which the ASSOCIATION and/or the COMPANY have primarily operated during BALES' employment with the ASSOCIATION and/or the COMPANY and these are the counties in which BALES would have access to confidential information which the ASSOCIATION and the COMPANY desire, and are entitled, to protect.

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BALES agrees that during such period and within such counties, he shall not work for or advise, consult, or otherwise serve with, directly or indirectly, including serving as a director, any entity whose business materially competes with the depository, lending or other business activities of the ASSOCIATION and/or the COMPANY. Recognizing that irreparable injury will result to the ASSOCIATION and/or the COMPANY, its business and property in the event of BALES' breach of this provision, the parties agree that in the event of any such breach by BALES, the ASSOCIATION and/or the COMPANY will be entitled, in addition to any other remedies and damages available to them, to an injunction to restrain and prohibit the violation hereof by BALES, BALES' partners, agents, servants, employers, employees, and all persons acting for or with BALES. This shall not be construed to prohibit the ASSOCIATION and/or the COMPANY from pursuing any other remedies available to the ASSOCIATION and/or the COMPANY for such breach or threatened breach, including the recovery of damages.

         5. The parties recognize that from and after January 1, 2002, BALES shall not be entitled to participate in any benefit plans, retirement plans, or receive other benefits from the ASSOCIATION and/or the COMPANY, other than the payments herein set forth or payments or rights which had vested in BALES prior to January 1, 2002. Notwithstanding the foregoing, the stock options previously granted to BALES and any stock allocated to BALES in the current Management Recognition Plan shall be awarded to BALES. To the extent required, BALES' services under this Agreement shall be considered for service requirements for vesting.

         6. Should BALES die prior to the expiration of the term of this Agreement, the payments for the remaining term of this contract shall be adjusted as follows:

         (a) Death during first year of this agreement, all payments after date of death shall be reduced by 75%.

         (b) Death during second year of this agreement, all payments after date of death shall be reduced by 50%.

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         (c) Death after the second year of this agreement, all payments after date of death shall be reduced by 15%.

         Effective as of January 1, 2002.

                                          /s/ William W. Bales
                                          --------------------------------------
                                          William W. Bales


                                          JEFFERSON FEDERAL SAVINGS AND
                                          LOAN ASSOCIATION

ATTEST:

/s/ Jack E. Campbell                         By: /s/ John F. McCrary
---------------------------------            -----------------------------------
Jack E. Campbell, Secretary                  John F. McCrary, Chairman
                                             JEFFERSON BANCSHARES M.H.C.


ATTEST:

/s/ Jack E. Campbell                         By: /s/ John F. McCrary
---------------------------------            -----------------------------------
Jack E. Campbell, Secretary                  John F. McCrary, Chairman